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Scrolling Homepage
Panel 1: The TerraCycle Breakthrough
Panel 2: About TerraCycle
Panel 3: The TerraCycle Process
Panel 4: Our Process in Action
Panel 5: Investment Opportunity
Panel 6: What's Next
Panel 7: In the News
Panel 8: Contact
Jump page 1: Team Bios
Jump page 2: Education
Jump page 3: Other Revenue
Jump page 4: Press Releases
Jump page 5: Economic Incentive
Jump page 6: Perks
Jump page 7: FAQs
Jump page 8: Scaling Business Model
Jump page 9: Acquisitions
Jump page 10: Loop
Jump page 11: All Awards

Terms and Conditions

Homepage



Homepage: The TerraCycle Breakthrough (zoomed)

TERRACYCLE | ABOUT TERRACYCLE | THE TERRACYCLE PROCESS | OUR PROCESS IN ACTION | INVESTMENT OPPORTUNITY | WHAT'S NEXT | IN THE NEWS | CONTACT

THE TERRACYCLE BREAKTHROUGH



NATIONAL COLLECTION PLATFORMS FOR UNRECYCLABLE WASTE



SOLUTIONS THROUGH SCIENCE TO TRANSFORM WASTE INTO NEW MATERIALS



PROFITABLE BUSINESS MODELS FOR OUR CLIENTS TO MAKE IT ALL WORK AND SCALE

At TerraCycle we've cracked the code. We profitably recycle what most consider to be "unrecyclable." Today, not someday in the future, pretty much everything we once considered non-recyclable waste can be collected and transformed into raw materials for the creation of new products.

Developing complete solutions is our business model. Our solutions have been mastered profitably client after client and "unrecyclable" waste stream after waste stream — a combination of processes, that, to our knowledge, no other firm in the US has the range of business services to offer!

Present us with a challenge, and we develop the solution.

RESERVE NOW >

Our offering is under review by the Securities and Exchange Commission; we hope for the offering to be qualified by the SEC in early December, 2017. Until qualification, investors can make non-binding reservations for shares.

Offering Circular

Homepage: About TerraCycle

ABOUT TERRACYCLE

We combine strategy, logistics, science and technology, promotion and custom business models that together make each of our programs a profitable and scalable platform for our clients, their customers, as well as TerraCycle and its shareholders; all while eliminating the idea of waste.

RESERVE NOW >

Our offering is under review by the Securities and Exchange Commission; we hope for the offering to be qualified by the SEC in early December, 2017. Until qualification, investors can make non-binding reservations for shares.

Offering Circular


As seen on the hit TV Show
"Human Resources"
0:00 / 1:32

Homepage: About TerraCycle – Quotes
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WHAT PEOPLE ARE SAYING


MAKE GARBAGE GREAT

"You probably already know that reuse and recycling are much better for the environment than landfill or incineration. You probably don't know that almost EVERYTHING is recyclable; from candy wrappers to pens and toothbrushes, to cigarette butts— TerraCycle gets manufacturers to sponsor national collection and recycling programs for waste streams they create."

-Jerry Greenfield, Co-Founder of Ben & Jerry's
From the Foreword to MAKE GARBAGE GREAT, by Tom Szaky

Homepage: About TerraCycle – Quotes
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WHAT PEOPLE ARE SAYING



TOM SZAKY

"In nature, waste is manna, and is becoming gold in the world of Tom Szaky. His vision benefits the earth, the poor, and the giant corporations at the same time. Eventually it becomes the new conventional wisdom."

-Paul Hawken
From the Foreword to REVOLUTION IN A BOTTLE, by Tom Szaky

Homepage: About TerraCycle – Quotes
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WHAT PEOPLE ARE SAYING


OUTSMART WASTE
TOM SZAKY

“For the most part, consumers, and I am very much a part of this, buy disposable items and discard them, and we are largely inattentive to where our waste goes. Tom’s prescription isn’t abstinence: He, too, likes to buy and own and he is very much aware of the short life cycle of most goods.”

-Deepak Chopra
From the Foreword to OUTSMART WASTE, by Tom Szaky

Homepage: About TerraCycle – Clients
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SOME OF OUR CLIENTS

And many more

Jump page 1: Team Bios



Jump page 1: Team Bios (zoomed)

TERRACYCLE | ABOUT TERRACYCLE | THE TERRACYCLE PROCESS | OUR PROCESS IN ACTION | INVESTMENT OPPORTUNITY | WHAT'S NEXT | IN THE NEWS | CONTACT

MEET OUR TEAM

Our senior managers highlighted below are leading our growing Terracycle USA team, which is currently 75 members strong.

MANAGEMENT



TOM SZAKY
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS OF TERRACYCLE, INC AND TERRACYCLE US INC.

Tom is the founder and CEO of TerraCycle, Inc. He is a world-renowned entrepreneur, business leader, innovator and public speaker, who oversees one of the world's few green multinational companies. Through TerraCycle, Tom has pioneered a range of business models that engage manufacturers, retailers and consumers in recycling products and packaging (such as beauty and dental care waste, cigarette butts, coffee capsules and food packaging) that would otherwise be destined for landfill or



RICHARD PERL
CHIEF ADMINISTRATIVE OFFICER

Richard met Tom and joined TerraCycle, Inc. in 2008. He has undergraduate, law and business degrees from Columbia University. For over 35 years, Richard worked within the "green" business world in which he has extensive long-term relationships. He was involved in a range of businesses, mediations and transactions in clean energy development, carbon credits, real estate and resort planning, international tax structuring, business planning and management, all with a green/mission



JAVIER DALY
CHIEF FINANCIAL OFFICER

Javier has been the Chief Financial Officer at TerraCycle, Inc. since September 2011. Prior to that, he was the CFO of the American Red Cross COE of New Jersey (January 2010 to August 2011), leading the restructuring of the ARC New Jersey's 15 chapter financial operations from multiple accounting, payroll and banking systems into one center. From October 2006 until September 2009, he was the CFO of the Pharma Unit of Wolters Kluwer Health, overseeing its global operations. From September



DANIEL ROSEN
VICE PRESIDENT, ADMINISTRATION AND GENERAL COUNSEL

Daniel has held the position of Vice President & General Counsel at TerraCycle, Inc. since June 2016 after having spent the previous six years as its Vice President for Global Administration responsible for overseeing the company's expansion into 20 foreign markets. Prior to joining TerraCycle, Inc., Daniel worked at the American Enterprise Institute in Washington, D.C., studying monetary policy. He holds a BA in Government from Cornell University and a JD from the University of Miami (FL) School



MICHAEL WAAS
VICE PRESIDENT, BRAND PARTNERSHIP

Michael is currently the Global Vice President of TerraCycle, Inc. for Brand Partnership. He joined TerraCycle, Inc. in 2008 to support one of the company's first national recycling partnerships, and has since played a key role in leading the expansion of TerraCycle's Brand Partnership platform globally. Prior to joining TerraCycle, Inc., Michael earned a B.S. in Political Science, History, and Music, and a M.A. in Political Science from Central Michigan University.

Jump page 1: Team Bios (zoomed)



BRETT STEVENS
VICE PRESIDENT, MATERIALS SALES AND PROCUREMENT

Brett is currently the Global Vice President of Material Sales and Procurement of TerraCycle, Inc. He has served in that position since June 2014, though he has been with the company in other capacities since 2009. As a result, he has a deep knowledge of TerraCycle programs and the different business units that allow them to function. Prior to joining TerraCycle, Inc., Brett was a pharmaceutical account representative for a medical education company. He holds a BS degree in



RHANDI GOODMAN
VICE PRESIDENT, ZERO WASTE

Rhandi is currently the Global VP of Zero Waste of TerraCycle, Inc. She has served in that position for four years, from September 2013 to the present date. Prior to launching the Zero Waste division, she was the Director of Operations for TerraCycle, Inc. from September 2008 to October 2013, managing the logistics for 30+ programs across 17 countries. In that position, she was responsible for managing the TerraCycle website, vendor relationships, metric reporting and invoicing.



ANTHONY ROSSI
VICE PRESIDENT, BUSINESS DEVELOPMENT

Anthony has been with TerraCycle, Inc. for more than 4 years. Before leading the global business development team, Anthony was a member of TerraCycle Canada's business development team in Toronto. Prior to joining TerraCycle, Inc., Anthony worked in the Business Development departments for a law firm with offices all over North America and Europe. Anthony holds a BA from the University of Western Ontario and a MSc in International Management from the Ecolé Superieur de



LIANA SCOBIE
VICE PRESIDENT, STAFF AND ADMINISTRATION

Liana has served as the Company's Global Director for Staff and Administration overseeing both Human Resources and the budget process working closely with the Chief Financial Officer since 2015. Liana has been with the Company since 2011, working in the Executive Department before taking on her current role. Prior to joining TerraCycle, Liana worked in sustainable business and regenerative finance for several startups. Liana holds a B.A. in Sociology from Colorado College and



LAUREN TAYLOR
VICE PRESIDENT, COMMUNICATIONS

As Global Director of Communications for TerraCycle, Lauren oversees nine international public relations teams and U.S. media outreach, strategy, content and execution of campaigns for TerraCycle and its 25+ partners such as Colgate-Palmolive, L'Oreal and Procter & Gamble. Lauren started her career as a television news reporter and anchor and then worked in agency public relations for more than 15 years where she represented some of the world's most visible consumer

Jump page 1: Team Bios (zoomed)

BOARD OF DIRECTORS



TOM SZAKY
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS OF TERRACYCLE, INC. AND TERRACYCLE US INC.

Tom is the founder and CEO of TerraCycle, Inc. He is a world-renowned entrepreneur, business leader, innovator and public speaker, who oversees one of the world's few green multinational companies. Through TerraCycle, Tom has pioneered a range of business models that engage manufacturers, retailers and consumers in recycling products and packaging (such as beauty and dental care waste, cigarette butts, coffee capsules and food packaging) that would otherwise be destined for landfill or



MARIAN CHERTOW
PROFESSOR OF INDUSTRIAL ENVIRONMENTAL MANAGEMENT AT THE YALE SCHOOL OF FORESTRY & ENVIRONMENTAL STUDIES

A Professor of Industrial Environmental Management at the Yale School of Forestry & Environmental Studies, where she serves as Director of the Program on Solid Waste Policy and as Director of the Industrial Environmental Management Program. Her research and teaching focus on industrial ecology, business and environment, waste management, circular economy, and urban-industrial issues. She also holds academic appointments at the Yale School of Management and the National



JAVIER DALY
CHIEF FINANCIAL OFFICER

Javier has been the Chief Financial Officer at TerraCycle, Inc. since September 2011. Prior to that, he was the CFO of the American Red Cross COE of New Jersey (January 2010 to August 2011), leading the restructuring of the ARC New Jersey's 15 chapter financial operations from multiple accounting, payroll and banking systems into one center. From October 2006 until September 2009, he was the CFO of the Pharma Unit of Wolters Kluwer Health, overseeing its global operations. From September



EHUD "UDI" LASKA
CHAIRMAN AND CEO OF PHOTONIC CAPITAL, INC.

An experienced senior investment banking and executive with a strong track record of funding, building, running and selling profitable and turn-around companies. He is currently the Chairman and CEO of Photonic Capital, Inc. Photonic Capital is a finance, sales and marketing company for the lighting retrofit market. Among other prior engagements, Mr. Laska served as the Chairman & CEO of American Benefit Resources, Inc. (ABR), an integrated retirement benefits company. He built ABR



TOM MILLER
CEO OF EAGLE RIVER CAPITAL

CEO of Eagle River Capital, formed in 2017 to acquire, integrate and manage small waste collection companies in six Western US states. He has close to three decades of experience as an executive in the waste management business. From 2010 to 2016, he was Vice President for Mergers and Acquisitions for Progressive Waste Solutions, a $2 billion waste management company operating in the US and Canada. Prior to that, Mr. Miller worked at Republic Services, the second largest waste

Jump page 1: Team Bios (zoomed)



RICHARD PERL
CHIEF ADMINISTRATIVE OFFICER

Richard met Tom and joined TerraCycle, Inc. in 2008. He has undergraduate, law and business degrees from Columbia University. For over 35 years, Richard worked within the "green" business world in which he has extensive long-term relationships. He was involved in a range of businesses, mediations and transactions in clean energy development, carbon credits, real estate and resort planning, international tax structuring, business planning and management, all with a green/mission



DANIEL ROSEN
VICE PRESIDENT, ADMINISTRATION AND GENERAL COUNSEL

Daniel has held the position of Vice President & General Counsel at TerraCycle, Inc. since June 2016 after having spent the previous six years as its Vice President for Global Administration responsible for overseeing the company's expansion into 20 foreign markets. Prior to joining TerraCycle, Inc., Daniel worked at the American Enterprise Institute in Washington, D.C., studying monetary policy. He holds a BA in Government from Cornell University and a JD from the University of Miami (FL) School



DAVID ZAIKEN
INTERNATIONAL MANAGING TAX DIRECTOR, WASHINGTON NATIONAL TAX OFFICE, AT GRANT THORNTON LLP

David is currently a Managing Director at Grant Thornton LLP, Washington National Tax Office focusing on International Tax and financial matters. Prior to joining Grant Thornton, he was the Associate Vice President of International Tax Planning at Weatherford International, plc, from December 2013 until March 2017. Prior to that he was a partner at Arthur Andersen, KPMG, and Alvarez and Marsal, where he was a senior international tax and financial consultant to numerous

TERRACYCLE

Terms and Conditions

Reserve

Jump page 2: Education (zoomed)

EDUCATION


ARMSTRONG SCHOOL

> *"Disposability and consumerism were both invented just 75 years ago, creating a double edged sword—both raising people's standard of living greatly but equally straining and polluting our environment. With education and convenient, alternative choices, we can make what was an aberration—reuse and recycling—the norm."*
>
> **Tom Szaky, CEO**

At TerraCycle, we couldn't agree more. We place a great importance on educating communities, schools, individuals, as well as businesses.

Often times, financial success is associated with damaging effects to the environment – pollution, unsustainable farming practices, and exploited natural resources. Hard to recycle waste, that we all produce every single day, is filling our landfills, being incinerated and polluting our eco-system.

We are trying to reverse this thinking, educating corporations that financial success can be achieved with positive changes to the environment. The two are not mutually exclusive; educating the world to recycle can in fact aid the bottom line of major corporations and the planet.

Terms and Conditions

Reserve

Jump page 3: Other Revenue



OTHER SOURCES OF REVENUE

MATERIALS SALES

HARD TO RECYCLE WASTE

MATERIAL SCIENTIFICALLY ENGINEERED TO MEET MANUFACTURERS' SPECIFICATIONS

FINISHED PRODUCT MADE FROM RECYCLED MATERIALS

TerraCycle processes a wide range of hard to recycle waste streams that are then sold to major manufacturers. TerraCycle focuses on the science and managing the supply chain, and all manufacturing and logistics are outsourced to third party vendors. This approach allows TerraCycle to process millions of pounds of material per month while staying agile and not committed to major capital expenditures.

ZERO WASTE BOXES

TerraCycle has a Zero Waste Box for virtually every type of non-recyclable waste. Each box type is used to collect a specific waste stream and is paid for by the collecting party (whether an office, laboratory or even individual). You can choose the waste stream you'd like to recycle, from industrial adhesive packaging and personal protective equipment to coffee capsules and sports equipment.

Zero Waste Boxes can be ordered on our website and through a wide array of resellers. Explore a select few:

Jump page 4: Press Releases


PRESS RELEASES
VOTE AND RECYCLE FOR OUR SCHOOLS
ONE
ONE
RECYCLE YOUR OLD BINDERS

Jump page 4: Press Releases (zoomed)



TERRACYCLE
ABOUT TERRACYCLE
THE TERRACYCLE PROCESS
OUR PROCESS IN ACTION
INVESTMENT OPPORTUNITY
WHAT'S NEXT
IN THE NEWS
CONTACT
PRESS RELEASES
VOTE AND RECYCLE FOR OUR SCHOOL!
SCHOOLS: START YOUR ENGINES, THE RECYCLED PLAYGROUND CHALLENGE IS BACK
MARCH 10, 2017 -- Colgate*, ShopRite* and TerraCycle* Partner to Donate Playground Made of Recycled Oral Care Waste TerraCycle today announced the 2017 Recycled Playground Challenge, its fourth annual partnership with Colgate and ShopRite to teach school students, teachers and communities about preserving healthy smiles and a healthy environment as they compete to win a recycled playground for their school. Starting March 12, schools located throughout...
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P&G'S HEAD & SHOULDERS CREATES WORLD'S FIRST RECYCLABLE SHAMPOO BOTTLE MADE WITH BEACH PLASTIC
JANUARY 19, 2017 -- Hair Care Industry First Creates Sustainable Business Model Advancing Circular Economy. In Addition, ½ Billion Bottles of P&G Hair Care Products to be Made with Recycled Plastic Every Year by 2018. The Procter & Gamble Company today announced that Head & Shoulders (H&S), the world's #1 shampoo brand, will produce the world's first recyclable shampoo bottle made from up to 25% recycled beach plastic. In partnership with recycling experts...
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RECENT RELEASES
SCHOOLS START YOUR ENGINES, THE RECYCLED PLAYGROUND CHALLENGE IS BACK
P&G'S HEAD & SHOULDERS CREATES WORLD FIRST RECYCLABLE SHAMPOO BOTTLE MADE WITH BEACH PLASTIC
BAUSH + LOMB LAUNCHES

Jump page 4: Press Releases (zoomed)



Bio true
The first sponsored contact lens recycling program from Bausch + Lomb and TerraCycle®
ONE by ONE

BAUSCH + LOMB LAUNCHES NATIONAL ONE BY ONE CONTACT LENS RECYCLING PROGRAM

NOVEMBER 28, 2016 -- Contact Lens Wearers Can Now Recycle Used Biotrue® ONEday and Other Bausch + Lomb Contact Lenses and Blister Packs. Bausch + Lomb, a leading global eye health company, has launched a national recycling program to provide Americans with a responsible option for their otherwise non-recyclable contact lenses and blister packs. By partnering with recycling company TerraCycle to create the Bausch + Lomb ONE by ONE recycling program, Bausch...

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2 IT'S SORTED BY TERRACYCLE
3 AND SENT FOR CLEANING AND GRINDING INTO PELLETS

SUEZ AND TERRACYCLE JOIN FORCES IN EUROPE TO DEVELOP INNOVATIVE RECYCLING SOLUTIONS

OCTOBER 6, 2016 -- SUEZ is partnering with TerraCycle and acquiring 30% of its activities in Europe to develop innovative collection and recycling programs in Belgium, Finland, France, the Netherlands, the UK and Sweden. This partnership brings together TerraCycle's collection programs, which focus on communityengagement, and SUEZ's expertise in waste recycling and recovery. It will offer individuals, businesses and municipalities new solutions for recycling waste...

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Jump page 4: Press Releases (zoomed)



RECYCLE YOUR OLD BINDERS
OFFICE DEPOT LAUNCHES BINDER RECYCLING PROGRAM IN PARTNERSHIP WITH TERRACYCLE
JUNE 27, 2016 — Back-to-School Shoppers Can Recycle Old Binders and Receive Discount for New Ones. Office Depot, Inc., a leading global provider of office products, services, and solutions through its Office Depot and OfficeMax brands, has announced the launch of its Binder Recycling Program, encouraging shoppers to help preserve the environment by recycling old binders through recycling company TerraCycle. Starting today, shoppers can bring any old empty binder to...
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THE TERRACYCLE PROCESS

Our approach stands alone. Rather than focusing on a single waste stream for recycling and then building the infrastructure around it, we have built the processes to design a profitable recycling solution for almost everything that we consider waste.






Colgate
Colgate
Colgate

STEP 1: COLLECTION

We inspire and motivate businesses, NGOs, communities, schools and individuals to collect various waste streams on a massive scale (typically those that no one else can recycle)...

STEP 2: SOLUTION

We develop science and technology to determine how to optimally transform large quantities of non-recyclables into manufacturer-ready, raw materials.

STEP 3: BUSINESS MODEL

We design a profitable equation for each client—from driving market share, to in-store foot traffic, to offering a competitive advantage that differentiates the brand or product, all in a scalable platform.

Beach plastic can be transformed into shampoo bottles, toothbrushes into playgrounds, cigarette butts into benches; **the permutations are endless.**

Clients present us with challenges. We develop profitable and scalable solutions.

Jump page 5: Economic Incentive (zoomed)


TERRACYCLE
ABOUT TERRACYCLE
THE TERRACYCLE PROCESS
OUR PROCESS IN ACTION
INVESTMENT OPPORTUNITY
WHAT'S NEXT
IN THE NEWS
CONTACT
ECONOMIC INCENTIVE
TerraCycle has transformed something that used to be only "socially good" into something profitable.
Profitability needs to work for everyone in the value chain:
CORPORATIONS:
The platforms they fund produce meaningful return on investment to our clients/partners through a variety of measures from driving increased market share and incremental sales to in-store foot traffic and employee retention.
TERRACYCLE:
Making all this come to life, from the strategy and science to the logistics and promotion, is a profitable business.
COLLECTORS:
Hard to recycle waste is collected by tens of millions of people in cities, schools, businesses, and even at home. Incentives are provided, beyond the accomplishment of recycling, by donating money per piece of waste collected to their favorite charity or school and by incremental promotions to win everything from playgrounds made from recycled toothbrushes to gardens from cosmetic waste for a local community in need.
Entrepreneurs in Trenton, NJ have developed the science, technology, processes and mass logistics to turn what was once unrecyclable waste into value. Major consumer product companies are rapidly capturing this wave, finding that they can profit from recycling what could not be before.
Join us by investing in our growth.
RESERVE NOW >
Offering Circular

Homepage: Our Process in Action (zoomed)



OUR PROCESS IN ACTION
Generally, it's much cheaper to toss waste into a landfill rather than recycle it. TerraCycle's breakthrough business modeling and collection processes enables companies to invert this equation and move towards a truly circular economy.
TARGET
Bausch+Lomb.
Tom's
Colgate
BRITA
febreze
CIGARETTES
Tide
Office DEPOT
CASE STUDY 1:
TARGET
TerraCycle® has partnered with Target® in a nationwide campaign to incentivize families in recycling their old baby car seats.
Bring your baby car seat back to any Target store in the United States and receive a 20% off coupon towards a new baby car seat and help the environment by not having to landfill them.
Through a unique process developed by TerraCycle, the old baby car seats are broken down into various fibers, metals and plastics ready for processing into new sellable materials.
In the quest for foot traffic, TerraCycle is driving Target's best customers (parents) into its stores with an incentive to shop, all while promoting a positive image of Target.
RESERVE NOW >
Our offering is under review by the Securities and Exchange Commission; we hope for the offering to be qualified by the SEC in early December, 2017. Until qualification, investors can make non-binding reservations for shares.
Offering Circular

Homepage: Investment Opportunity Panel (zoomed)

INVESTMENT OPPORTUNITY

For the first time in years, TerraCycle US Inc is accepting new investors. By investing, you will be a proud owner of a firm that's revolutionizing recycling. We are changing perspectives, encouraging giant corporations to profitably reimagine their supply chain and customer experience. As an intentional by-product, our clients are helping to save the environment.

Invest in TerraCycle to participate in a growing company, to receive an annual dividend each year we are profitable and to ensure a better planet.


TERRACYCLE
0:00 / 2:46

BEFORE YOU INVEST



Review our Circular
Our primary SEC filing is filled with information.



Check out our Perks
Perks to say thank you, tiered to your investment.

Our offering is under review by the Securities and Exchange Commission; we hope for the offering to be qualified by the SEC in early December, 2017. Until qualification, investors can make non-binding reservations for shares.

RESERVE NOW >

INVESTMENT DETAILS	
Security Type	Preferred Stock
Dividend	Once a year. At least a minimum of 50% of our after-tax profits provided that TerraCycle US Inc. meets state law conditions for paying dividends.
Stock Price	$100 per share, seven shares minimum. Additional investments in $100 increments.
Annual Sales (USA)	$9,960,446
Gross Profit (USA)	$4,157,591
Cash on Hand (USA)	$1,847,286
Long Term Debt (USA)	$507,293

As of December 31, 2016

Jump page 6: Perks


TERRACYCLE
ABOUT TERRACYCLE
THE TERRACYCLE PROCESS
OUR PROCESS IN ACTION
INVESTMENT OPPORTUNITY
WHAT'S NEXT
IN THE NEWS
CONTACT
PERKS
By investing in TerraCycle, you become an owner of a profitable, multimillion-dollar company; contribute in saving the planet; and also get to experience some fun perks.
Perks are tiered as follows:
$700 (MINIMUM INVESTMENT)
A formal welcome letter from TerraCycle, as well as 999 points, which may be redeemable for a cash payment to the nonprofit organization or school of your choice, products, collection materials and other charitable gifts
$2,500+
In addition to the first tier, you will also receive an upcycled mail bag pencil case, as well as TerraCycle's own branded plant watering can, made from 100% recycled materials
$10,000+
In addition to the first two tiers, you will also receive either a TerraCycle branded Timbuk2 bag or a blue jean messenger bag, made from 100% recycled materials
$100,000+
In addition to the first three tiers, you will also receive a personal tour of the TerraCycle office in Trenton, NJ with some of our team members, including lunch on site
$250,000+
In addition to the first four tiers, you will also receive a one-on-one meeting with our founder and CEO, Tom Szaky in Trenton or by Skype
$500,000+
In addition to the first five tiers, you will also have a private lunch with our founder and CEO, Tom Szaky
$1,000,000+
In addition to all the tiers above, Tom will provide a lecture at an appropriate, education-oriented event of your choice

Jump page 6: Perks (zoomed)

ABOUT TERRACYCLE | THE TERRACYCLE PROCESS | OUR PROCESS IN ACTION | INVESTMENT OPPORTUNITY | WHAT'S NEXT | IN THE NEWS | CONTACT

PERKS

By investing in TerraCycle, you become an owner of a profitable, multimillion-dollar company; contribute in saving the planet; and also get to experience some fun perks.

Perks are tiered as follows:

$700 (MINIMUM INVESTMENT)



A formal welcome letter from TerraCycle, as well as 999 points, which may be redeemable for a cash payment to the nonprofit organization or school of your choice, products, collection materials and other charitable gifts

$2,500+

In addition to the first tier, you will also receive an upcycled mail bag pencil case, as well as TerraCycle's own branded plant watering can, made from 100% recycled materials



$10,000+

In addition to the first two tiers, you will also receive either a TerraCycle branded Timbuk2 bag or a blue jean messenger bag, made from 100% recycled materials


TERRACYCLE

$100,000+

In addition to the first three tiers, you will also receive a personal tour of the TerraCycle office in Trenton, NJ with some of our team members, including lunch on site



Jump page 6: Perks (zoomed)

$250,000+



In addition to the first four tiers, you will also receive a one-on-one meeting with our founder and CEO, Tom Szaky in Trenton or by Skype



$500,000+

In addition to the first five tiers, you will also have a private lunch with our founder and CEO, Tom Szaky

$1,000,000+



In addition to all the tiers above, Tom will provide a lecture at an appropriate, education-oriented event of your choice

TERRACYCLE

ABOUT TERRACYCLE | TEAM BIOS | EDUCATION | OTHER REVENUE | PRESS RELEASES
THE TERRACYCLE PROCESS | ECONOMIC VIABILITY
OUR PROCESS IN ACTION
INVESTMENT OPPORTUNITY | PERKS | FAQS
WHAT'S NEXT | EXPANDING SCALE | ACQUISITIONS | LOOP
IN THE NEWS | ALL AWARDS
CONTACT

Terms and Conditions

Reserve

Jump page 7: FAQs

ABOUT TERRACYCLE | THE TERRACYCLE PROCESS | OUR PROCESS IN ACTION | INVESTMENT OPPORTUNITY | WHAT'S NEXT | IN THE NEWS | CONTACT

FAQs

- WHAT IS A REGULATION A+ RAISE?
- HOW DOES MY INVESTMENT WORK?
- WHAT DO I NEED TO COMPLETE MY INVESTMENT?
- HOW MUCH CAN I INVEST?
- HOW DO I KEEP TRACK OF MY INVESTMENT?
- WHAT HAPPENS AFTER I INVEST?
- WHEN WILL DIVIDENDS BE PAID?

Regulation A+ allow companies to raise capital from investors of all types, not just rich people known as "accredited investors." Prior to Reg A+ only accredited investors could invest in privately held companies.

Reg A+ allows companies to remain private, become public, or list their shares on an exchange. TerraCycle US Inc. intends to remain a private company and may revisit a public offering in the future.

For more information, please visit: https://www.nyse.com/regulation-a

Terms and Conditions

Homepage: What's Next

WHAT'S NEXT

TerraCycle has experienced growth and has evolved, having gone from selling one product to, 14 years later, becoming a **profitable multimillion dollar company**...

ENGAGING OVER

177 THOUSAND

ACTIVE COLLECTION CENTERS IN THE US

COLLECTING

HUNDREDS *of* MillionS

OF PIECES OF HARD-TO-RECYCLE WASTE PER YEAR

PARTNERING WITH

HUNDREDS

OF MAJOR BRANDS AND RETAILERS

This is our foundation for growth!

TerraCycle is constantly looking towards the future, always challenging ourselves on how to grow as a company. We remain grounded by our original goal of eliminating the idea of waste.

BREAKDOWN OF OUR GAME PLAN

SCALING OUR CURRENT MODEL

There are more waste streams to conquer, more corporations to convert into clients, more collectors to recruit, more Zero Waste Boxes to sell and way more products to be made from recycled materials.

STRATEGIC ACQUISITION

We intend to acquire companies with complementary business models that we believe can prosper by utilizing the range of unique resources, vast corporate relationships and public good we have in place.

LOOP

TerraCycle is working with several top-of-their-category brands and national retailers in developing a platform that will commercialize durable and refillable packaging for the world's most iconic brands.

RESERVE NOW >

Our offering is under review by the Securities and Exchange Commission; we hope for the offering to be qualified by the SEC in early December, 2017. Until qualification, investors can make non-binding reservations for shares.

Offering Circular

Homepage: What's Next (zoomed)



WHAT'S NEXT

TerraCycle has experienced growth and has evolved, having gone from selling one product to, 14 years later, becoming a **profitable multimillion dollar company...**

ENGAGING OVER

177 THOUSAND

ACTIVE COLLECTION CENTERS IN THE US

COLLECTING

HUNDREDS *of* MillionS

OF PIECES OF HARD-TO-RECYCLE WASTE PER YEAR

PARTNERING WITH

HUNDREDS

OF MAJOR BRANDS AND RETAILERS

This is our foundation for growth!

TerraCycle is constantly looking towards the future, always challenging ourselves on how to grow as a company. We remain grounded by our original goal of eliminating the idea of waste.

Homepage: What's Next (zoomed)

BREAKDOWN OF OUR GAME PLAN

SCALING OUR CURRENT MODEL

There are more waste streams to conquer, more corporations to convert into clients, more collectors to recruit, more Zero Waste Boxes to sell and way more products to be made from recycled materials.

STRATEGIC ACQUISITION

We intend to acquire companies with complementary business models that we believe can prosper by utilizing the range of unique resources, vast corporate relationships and public good we have in place.

LOOP

TerraCycle is working with several top-of-their-category brands and national retailers in developing a platform that will commercialize durable and refillable packaging for the world's most iconic brands.

RESERVE NOW >

Our offering is under review by the Securities and Exchange Commission; we hope for the offering to be qualified by the SEC in early December, 2017. Until qualification, investors can make non-binding reservations for shares.

Offering Circular

Jump page 8: Scaling Business Model (zoomed)

SCALING OUR CURRENT BUSINESS MODEL

We are aiming to develop and implement more innovative business models for corporations that manufacture and distribute products at scale. For each of them we will design a business model that economically proves, through a combination of recycling and marketing, that they can eliminate the concept of waste.

This includes expanding every facet of our processes from science, to collecting waste streams, to recycling, to assisting our clients with promoting their efforts.

Jump page 9: Acquisitions (zoomed)

ABOUT TERRACYCLE | THE TERRACYCLE PROCESS | OUR PROCESS IN ACTION | INVESTMENT OPPORTUNITY | WHAT'S NEXT | IN THE NEWS | CONTACT

ACQUISITIONS

We are ready to acquire companies that will grow our revenue and expand our service offerings.

In most cases, we look to acquire companies with strong revenue bases where the current owner has reached a plateau of growth and where meaningful growth may be attainted with the infusion of TerraCycle's unique approach, innovation, support teams and client cross selling. We anticipate that in many cases, our acquisitions would focus on companies that outsource the waste processing and logistics, and where TerraCycle's strengths in customer engagement, communications and education can provide both product distinction and client benefit.

We have developed long-term working relationships with senior management as well as the revenue producing side of major corporations: branding, sales and marketing. We rarely enter a potential client through the operational and procurement teams at these companies as is typical with recyclers or waste management firms. As a result, our services get tied into the branding of our clients. In fact, today the TerraCycle logo is on tens of billions of packages per year, is featured in major commercials, and is leveraged when marketing to their major retailers which distribute their products. As result of these strengths, we believe we can profitably grow a range of businesses within the TerraCycle ecosystem.

Terms and Conditions

Jump page 10: Loop (zoomed)


TERRACYCLE
ABOUT TERRACYCLE
THE TERRACYCLE PROCESS
OUR PROCESS IN ACTION
INVESTMENT OPPORTUNITY
WHAT'S NEXT
IN THE NEWS
CONTACT
LOOP
TerraCycle is working with several #1 in their category brands and national retailers in developing a platform that will commercialize durable, refillable packaging for the world's most iconic brands. Packaging would no longer be disposed (recycled, landfilled or incinerated) after one use and instead will go around and round with a goal of over 100 cycles before the package needs to be recycled back into itself.
Consider this program as the beginning of the end of disposability, while increasing convenience and delight for consumers with the famous brands they know and trust without charging a substantial premium. The platform is currently under development, already boasting founding clients PepsiCo, Proctor & Gamble and Nestle, currently scheduled to be launched to the public in 2019.
TERRACYCLE

Homepage: In the News


IN THE NEWS
Globally, over 14 articles are written about TerraCycle every day!
Entrepreneur
TERRACYCLE
TV SHOWS
BOOKS
TOM'S BLOGS

IN THE NEWS


Inc.
THE COOLEST LITTLE START-UP IN AMERICA
smart CEO
TRASH TALK
Entrepreneur
100
OF THE SMARTEST, MOST INNOVATIVE, HANDS-DOWN BRILLIANT COMPANIES ON OUR RADAR
BRAND PACKAGING
BRAND INNOVATORS

Globally, over 14 articles are written about TerraCycle every day!

THE 'SEASONAL' BENEFITS YOUR EMPLOYEES MIGHT REALLY WANT: HOW ABOUT A TRIP TO THE TROPICS?

How'd you like working for a company that each February takes its employees "someplace tropical"? How about leading one? ...

Entrepreneur

PLASTICS STORIES HELP BOOST BRANDS (WHO KNEW?)

"Storied plastics," or plastics that are collected by waste stream, sorted by material type, and traced back to the original point of origin, are a good choice of material for use in packaging

...over 10,000 more.


TERRACYCLE
0:00 / 2:23

Homepage: TV Shows, Blogs and Books

TV SHOWS

HUMAN RESOURCES

The Pivot Network (www.pivot.tv) partnered with us to create an innovative docu-comedy: Human Resources, which became the highest rated original programming on the network and had 3 seasons (each 10x 30min episodes - all available on iTunes and Amazon Prime).

Download full episodes from iTunes
Buy on Amazon

GARBAGE MOGULS

Garbage Moguls (4x 60 min episodes) takes a look inside one of the world's most eco-friendly manufacturers: TerraCycle. Follow the team's unorthodox creative process as they successfully develop, create, test and sell two unique products composed entirely of trash to two major retailers - OfficeMax and Wal-Mart.

Buy on Amazon

TOM'S BLOGS

Tom writes for more than a dozen blogs. Click below to check some of them out!

mbg · green living ideas · The New York Times · World Economic Forum · happi · The Huffington Post · treehugger · dish · Packaging Digest · TriplePundit

BOOKS



MAKE GARBAGE GREAT*

Make Garbage Great is the household primer on going and staying green. With more than 200 photographs and illustrations, and more than 100 tips and creative do-it-yourself upcycling projects, this book offers a visual guide to demystify the impact of "garbage" and how we can lessen it.

Buy Now



OUTSMART WASTE*

Ever-expanding landfills, ocean gyres filled with floating plastic mush, endangered wildlife: our garbage has become a massive and exponentially growing problem in modern society. Eco-entrepreneur Tom Szaky explores why this crisis exists and explains how can we solve it by eliminating the very idea of garbage. To outsmart waste, he says, we first have to understand it, then change how we create it, and finally rethink what we do with it.

Buy Now



REVOLUTION IN A BOTTLE*

Tom Szaky dropped out of Princeton University to found TerraCycle, a company that makes the non-recyclable, recyclable. Revolution in a Bottle is a rollicking tale of entrepreneurial adventure and an essential guide to creating a company that's good for people, good for profits, and good for the planet.

Buy Now

**Sales of these books are not revenue for TerraCycle US Inc.*

Homepage: TerraCycle's Awards


TERRACYCLE'S AWARDS
EBJ
3X
SOCIAL ENTREPRENEURSHIP
2X
Impact 30
CLINTON GLOBAL INITIATIVE
HALO AWARDS
Inc. 500
2X
UNITED STATES ENVIRONMENTAL PROTECTION AGENCY
Parenting Mom-Tested!
Entrepreneur
360
BEST ENTREPRENEURIAL COMPANIES IN AMERICA
2015
environmental LEADER
PRODUCT & PROJECT
AWARDS
TOP PRODUCT OF THE YEAR 2015
100
BRILLIANT COMPANIES
2012
VIEW MORE >

Jump page 11: All Awards (zoomed)


AWARDS
EBJ
Impact 30
HALO AWARDS
Inc. 500
100 BRILLIANT COMPANIES
LEADER AWARDS
Entrepreneur
360
CGT
LISC
40

Homepage: Contact



CONTACT
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TerraCycle, Inc
121 New York Ave
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1-877 787-7017
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